KARA INTERNATIONAL, INC.
                             55 West 200 North
                            Provo, Utah  84601
                        Telephone:  (801) 377-1758






March 6, 1998


Certain IHI Stockholders and
Certain IHI Option Holders who
are  Accredited Investors

Re: Agreement and Plan of Reorganization (the Plan ) between Kara International, Inc., a Nevada corporation ( Kara ) and International Heritage, Inc., a North Carolina corporation ( IHI ), with a proposal to exchange unregistered and restricted shares of common stock (the Kara Shares ) and options to acquire shares of common stock of Kara (the Kara Options ) with certain accredited investors who own shares of common stock and certain options to acquire shares of common stock of IHI (the IHI Shares and the IHI Options )

Dear IHI Stockholder or IHI Option Holder:

          You are receiving this communication because you have received from IHI a Proxy Statement outlining a Plan pursuant to which a proposal to exchange Kara Shares for certain IHI Shares and like Kara Options for certain outstanding IHI Options, in accordance with the terms and conditions of the Plan, and because you have completed a Confidential Accredited Investor Questionnaire provided to you and have indicated therein that you are an accredited investor, as outlined in Exhibit A attached hereto. Three Kara Shares will be exchanged for each one IHI Share and one Kara Option will be exchanged for each one IHI Option.

          The determination of being an accredited investor as outlined in Exhibit A is based solely on income or assets, and your satisfaction of one of these categories may not mean that you have the education, business acumen, experience or other knowledge through which you can adequately evaluate the risks and merits of the Plan and the exchange contemplated thereby. In such event, you are urged to seek independent advice from persons who have no interest in the Plan prior to considering whether to become a party to the Plan. Further, if you are not an accredited investor, you should read no further and these materials should be promptly returned to the address above.


          Enclosed herewith please find two packages, which include the following, to-wit:

          First Package:

          1. Copy of this letter dated March 6, 1998, with an accredited investor Exhibit A attached to it.

          2. The Plan with a Counterpart Signature Page and the following exhibits:

               Exhibit A -    IHI Stockholders
               Exhibit A-1-   IHI Option Holders
               Exhibit B -    Kara Financial Statements
               Exhibit C -    Exceptions
               Exhibit D -    IHI Financial Statements
               Exhibit E -    Exceptions
               Exhibit F -    Investment Letter
               Exhibit G -    Kara Compliance Certificate
               Exhibit H -    IHI Compliance Certificate

          Second Package:

          Counterpart Signature Page
          Investment Letter

          The first package is for your records, and includes a copy of each of the documents outlined under the caption Second Package.

          You should now carefully review the Proxy Statement of IHI and specifically, the caption Agreement and Plan of Reorganization commencing on page 6 and ending on page 10 therein, and the related Risk Factors regarding Kara and IHI commencing on page 10 and ending on page 16 therein. You should also review the 1997 10-KSB Annual Report of Kara for the fiscal year ended December 31, 1997, which is attached to the Proxy Statement of IHI as Exhibit A.

          If after reviewing all of these documents you believe you would like to participate in the exchange of IHI Shares or IHI Options for Kara Shares and like Kara Options, you should also consider the following.

          Kara is a corporate shell, and at the completion of the Plan will result in an immediate and substantial dilution in your percentage of ownership in IHI amounting to 16.7% assuming 100% of IHI is acquired in this exchange; this is based upon computations to the effect that there are currently 7,540,756 shares of IHI outstanding which, if 100% of the IHI shares were acquired, would result in there being 22,622,268 Kara Shares being issued in the exchange, and there are currently 4,559,761 Kara Shares outstanding. Therefore, the Kara stockholders would retain an ownership of 16.7%, even though Kara has no assets or liabilities and a book value of $-0-.

          Further, based on the unaudited balance sheet and income statement of IHI contained within the Plan, IHI has a book value of ($12,233,369). This amount would not change, on a consolidated basis, on completion of the Plan, assuming 100% of the IHI Shares are acquired, but there would be an additional 4,559,761 Kara Shares outstanding. By dividing the total outstanding shares into this amount, the book value per share would be decreased by ($0.45), which would result in a cash dilution of ($1.17)(taking into account the three for one exchange).

          You should also consider that the Kara Shares are unregistered and restricted shares and that you will commence a new holding period once the Plan is completed with respect to the Kara Shares; accordingly, you may not be able to sell these shares in the public market or avail yourself of the provisions of Rule 144 of the Securities and Exchange Commission for at least one year from the completion of the exchange.

          The holding period with respect to the shares underlying the options exchanged does not commence until the exercise of the options.

          Concerning the IHI Options currently outstanding, where the IHI shares are being exchanged on the basis of three Kara Shares for each of the IHI Shares, the IHI Options are being exchanged on a one for one basis, and there is no reduction in the exercise price. Agreeing to the exchange of options may waive or compromise certain anti-dilution provisions which may be present in the agreement covering the IHI Options.

          You should also understand that this Plan will not be completed unless persons owning at least 80% of the IHI Shares agree to the exchange.

          If you desire further information regarding Kara, you should contact its sole director and executive officer, who is also its President, David N. Nemelka, Jr., at the above address and telephone number; or Kara's counsel, Leonard W. Burningham, Esq., or Pritchett, Siler & Hardy, its
certified public accountants.   Kara s quarterly reports for the last year can
be reviewed on the Internet at www.sec.gov in the EDGAR archives.

          Instructions if you intend to participate:

          If, after reviewing all of the foregoing, and taking into consideration all of the risk factors and having the opportunity to ask questions and receive answers to any such questions you may have of any director, executive officer, legal counsel or accountant for Kara, and for that fact, of IHI, you should execute the Counterpart Signature Page and fill in your name and address; execute the Investment Letter; and sign your IHI stock certificate and return these materials to Georgina Marie Mollick, Esq., at IHI, 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, as soon as possible.

          In the event that persons owning at least 80% of the IHI shares do not adopt, ratify and approve the Plan within thirty days, your stock certificate will be returned to you. Otherwise, a stock certificate representing the Kara Shares you are to receive in the exchange shall be delivered to you promptly; this stock certificate shall bear a restrictive legend as outlined in the Investment Letter.

          Thank you.

                              Very truly yours,



                              David N. Nemelka, Jr.

Enclosures





                                EXHIBIT "A"


          "Accredited investor" shall mean any person who comes within any of the following categories, or whom the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

          (1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2)  Any private business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

          (6) Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.

                   AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT (the "Agreement") is made this 6th day of March, 1998, between Kara International, Inc., a Nevada corporation
("Kara"); International Heritage, Incorporated, a North Carolina corporation ("IHI"); and certain persons listed in Exhibits A and A-1 hereof who are respectively the owners of record of certain shares of the outstanding common stock and certain option holders who own rights to acquire common stock of IHI and who execute and deliver a copy of this Agreement (respectively, the IHI Stockholders and the IHI Option Holders ).

                                WITNESSETH:

          WHEREAS, Kara wishes to acquire all of the outstanding common stock of IHI in exchange for common stock of Kara in a transaction qualifying as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, Kara also desires to exchange like options to acquire shares of its common stock for the outstanding IHI options to acquire shares of common stock of IHI, all as outlined in Exhibit A-1 hereof;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                 Section 1

                       Exchange of Stock and Options

       1.1 Number of Shares. The IHI Stockholders agree to transfer to Kara at the closing (the "Closing") 100% of the outstanding securities of IHI, which are listed in Exhibit A hereof attached hereto and incorporated herein by reference (the "IHI Shares" or IHI Share ), in exchange for the $0.001 par value "unregistered" and "restricted" common voting stock of Kara set forth opposite the respective names of each such IHI Stockholder, amounting to three
(3) shares of Kara for each outstanding IHI Share.

       1.2 Delivery of Certificates by IHI Stockholders. The transfer of the IHI Shares by the IHI Stockholders shall be effected by the delivery to Kara at the Closing of a stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Kara and with all necessary transfer taxes and other revenue stamps affixed and acquired at the IHI Stockholders expense.

       1.3 Further Assurances. At the Closing and from time to time thereafter, the IHI Stockholders shall execute such additional instruments and take such other action as Kara may request in order to exchange and transfer clear title and ownership in the IHI Shares to Kara.

       1.4 Resignation of Present Sole Director and Executive Officer Kara and Designation of New Directors and Executive Officers of Kara. On Closing, the present sole director and executive officer of Kara shall resign and designate the directors and executive officers nominated by IHI to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Kara, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

       1.6 Assets and Liabilities of Kara at Closing. Kara shall have no material assets and no liabilities at Closing, and all costs incurred by Kara incident to the Agreement shall have been paid or satisfied.

            1.7 Exchange of Like Options. Kara agrees to exchange like options of Kara for certain outstanding options of IHI to acquire IHI Shares (collectively, the IHI Options ), on the basis of one option to acquire one share of Kara for each outstanding option to acquire one share of IHI, only to the extent outlined in Exhibit A-1 hereof; and agrees to issue shares of its unregistered and restricted common stock in lieu of IHI Shares in accordance with Exhibit A-1, on exercise.

       1.8 Closing. The Agreement may close on the execution and delivery of Counterpart Signature Pages by persons who own not less than 80% of the outstanding IHI Shares; and Kara will use its best efforts to acquire in exchange for unregistered and restricted shares of its common stock or like options the remaining outstanding IHI Shares and IHI Options, to the extent that such securities can be acquired pursuant to available exemptions from the registration requirements of applicable securities laws, rules and regulations, or, in the sole discretion of Kara, by registration pursuant to applicable securities laws, rules and regulations, on similar terms and conditions, for a period of two years from the Closing; and Kara shall reserve a sufficient number of shares of its unregistered and restricted common stock to cover the exchange of the remaining IHI Shares and those shares underlying outstanding IHI Options which are not exchanged hereunder.

          1.9       Name Change and Increase of Authorized Shares of Kara.
On Closing, the name of Kara shall be changed to International Heritage, Incorporated or such other name as the respective Boards of Directors of Kara and IHI shall determine; the authorized shares of Kara shall be increased from 50,000,000 shares to 100,000,000 shares, retaining the par value at $0.001; and David N. Nemelka, Jr., who is the sole director and executive officer of Kara, who owns approximately 88% of the outstanding voting securities of Kara, shall have adopted and ratified all required or necessary resolutions under the Nevada Revised Statutes to effect such changes.

                                 Section 2

                                  Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                 Section 3

                  Representations and Warranties of Kara

          Kara represents and warrants to, and covenants with, the IHI Stockholders, the IHI Option Holders and IHI as follows:

       3.1 Corporate Status. Kara is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Nevada only). Kara is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. Kara files reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act ), and all reports required to have been filed by it during the past 12 months have been filed and are true and correct in every material respect. The common stock of Kara is quoted in the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the NASD ) under the symbol KARA, though there is currently no established trading market  in these securities.

       3.2 Capitalization. The authorized capital stock of Kara consists of 50,000,000 shares of one mill ($0.001) par value common voting stock, of which 4,559,761 shares are issued and outstanding, all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Kara. All outstanding common stock of Kara has been lawfully issued in accordance with applicable federal and state securities laws, rules and regulations.

       3.3 Financial Statements. The financial statements of Kara furnished to the IHI Stockholders, the IHI Option Holders and IHI, consisting of audited financial statements for the fiscal years ended December 31, 1997 and 1996, attached hereto as Exhibit B, are correct and fairly present the financial condition of Kara at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

       3.4 Undisclosed Liabilities. Kara has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

       3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Kara which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Kara, payments of any dividend or other distribution in respect of any class of stock of Kara, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

       3.6 Title to Property. Kara has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Kara are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

       3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Kara, threatened, against or relating to Kara, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Kara is party to any material legal proceeding which could have an adverse effect on Kara (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Kara.

       3.8 Books and Records. From the date of this Agreement to the Closing, Kara will (1) give to the IHI Stockholders, the IHI Option Holders and IHI or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the IHI Stockholders, the IHI Option Holders and IHI or their respective representatives may inspect and audit them; and
(2) furnish such information concerning the properties and affairs of Kara as the IHI Stockholders, the IHI Option Holders and IHI or their respective representatives may reasonably request.

       3.9 Tax Returns. Kara has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

      3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Kara and its representatives will keep confidential any information which they obtain from the IHI Stockholders, the IHI Option Holders or from IHI concerning the properties, assets and business of IHI. If the transactions contemplated by this Agreement are not consummated by March 15, 1998, Kara will return to IHI all written matter with respect to IHI obtained by Kara in connection with the negotiation or consummation of this Agreement.

      3.11 Investment Intent. Kara is acquiring the IHI Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Kara has no commitment or present intention to liquidate IHI or to sell or otherwise dispose of the IHI Shares.

      3.12 Corporate Authority. Kara has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the IHI Stockholders, the IHI Option Holders and IHI or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Kara.

      3.13 Due Authorization. Execution of this Agreement and performance by Kara hereunder have been duly authorized by all requisite corporate action on the part of Kara, and this Agreement constitutes a valid and binding obligation of Kara and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Kara.

      3.14     Environmental Matters.  Kara has no knowledge of any
assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Kara. In addition, to the best knowledge of Kara, there are no substances or conditions which may support a claim or cause of action against Kara or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials
Regulations.   Hazardous Materials  means any oil or petrochemical products,
PCB s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or
included in the definition of  hazardous substances,   hazardous wastes,
 hazardous materials,  or  toxic substances  under any applicable federal or
state laws or regulations.   Hazardous Materials Regulations  means any
regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.15 Access to Information Regarding IHI. Kara acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting IHI and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of IHI, and with the legal and accounting firms of IHI, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                                 Section 4

             Representations, Warranties and Covenants of IHI the IHI Stockholders and the IHI Option Holders

          IHI, the IHI Stockholders and the IHI Option Holders represent and warrant to, and covenant with, Kara as follows (the representations and warranties contained in Sections 4.2 through 4.10, and Sections 4.13 through
4.16 apply only to IHI Stockholders or IHI Option Holders who are directors, executive officers or 10% stockholders of IHI):

       4.1 IHI Shares and IHI Options. The IHI Stockholders and the IHI Option Holders are the record and beneficial owners of all of the IHI Shares and the IHI Options listed in Exhibits A and A-1, free and clear of adverse claims of third parties; and Exhibits A and A-1 correctly set forth the names, addresses and the number of IHI Shares and IHI Options respectively owned by the IHI Stockholders and the IHI Option Holders.

       4.2 Corporate Status. IHI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

       4.3 Capitalization. The authorized capital stock of IHI consists of 25,000,000 shares of common voting stock, one mill ($0.001) par value, of which 7,540,756 shares are issued and outstanding, all fully paid and non-assessable. Except as set forth in Exhibits A and A-1, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of IHI. Except as disclosed to Kara in writing, all outstanding common stock of IHI has been lawfully issued in accordance with applicable federal and state securities laws, rules and regulations.

       4.4 Financial Statements. The financial statements of IHI furnished to the Kara, consisting of the unaudited December 31, 1997 Consolidated Balance Sheet and Income Statement, and Consolidated Financial Statements and Supplemental Information for the Year Ended December 31, 1996, and the Period Ended December 31, 1995, attached hereto as Exhibit D, are correct and fairly present the financial condition of IHI as of that date and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

       4.5 Undisclosed Liabilities. IHI has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

       4.6 Interim Changes. Since the date of these balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of IHI, which in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of IHI, payment of any dividend or other distribution in respect of the capital stock of IHI, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

       4.7 Title to Property. IHI has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheets, and the properties and assets of IHI are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

       4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of IHI, threatened, against or relating to IHI or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of IHI is party to any material legal proceeding which could have an adverse effect on IHI (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to IHI.

       4.9 Books and Records. From the date of this Agreement to the Closing, the IHI Stockholders and the IHI Option Holders will cause IHI to (1) give to Kara and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Kara may inspect and audit them; and (2) furnish such information concerning the properties and affairs of IHI as Kara may reasonably request.

      4.10 Tax Returns. IHI has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

      4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), IHI, the IHI Stockholders, the IHI Option Holders and their representatives will keep confidential any information which they obtain from Kara concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by March 15, 1998, IHI, the IHI Stockholders and the IHI Option Holders will return to Kara all written matter with respect to Kara obtained by them in connection with the negotiation or consummation of this Agreement.

      4.12 Investment Intent. The IHI Stockholders and the IHI Option Holders are acquiring the shares or options to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the IHI Stockholders and the IHI Option Holders have no commitment or present intention to sell or otherwise dispose of the Kara shares or options to be received in exchange for the IHI Shares or the IHI Options hereunder. The IHI Stockholders and the IHI Option Holders shall execute and deliver to Kara on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the receipt of a copy of the Agreement, the "unregistered" and "restricted" nature of the shares or options of Kara being received under the Agreement in exchange for the IHI Shares or IHI Options, and receipt of certain material information regarding Kara, including, but not limited to copies of the reports of Kara which have been filed with the Securities and Exchange Commission under Section 15(d) of the 1934 Act during the past 12 months.

      4.13 Corporate Authority. IHI has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Kara or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

      4.14 Due Authorization. Execution of this Agreement and performance by IHI hereunder have been duly authorized by all requisite corporate action on the part of IHI, and this Agreement constitutes a valid and binding obligation of IHI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of IHI. IHI shall provide Kara with copies of duly signed and authorized consents of all persons or entities whose consent is required to complete the transactions contemplated hereby.

      4.15     Environmental Matters.  IHI, the IHI Stockholders and the
IHI Option Holders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of IHI or its predecessors. In addition, to the best knowledge of IHI, there are no substances or conditions which may support a claim or cause of action against IHI or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials
Regulations.   Hazardous Materials  means any oil or petrochemical products,
PCB s, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or
included in the definition of  hazardous substances,   hazardous wastes,
 hazardous materials,  or  toxic substances  under any applicable federal or
state laws or regulations.   Hazardous Materials Regulations  means any
regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Kara. IHI, the IHI Stockholders and the IHI Option Holders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Kara and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Kara, and with the legal and accounting firms of Kara, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                 Section 5

               Conditions Precedent to Obligations of IHI,
                          the IHI Stockholders
                       and the IHI Option Holders

          All obligations of IHI, the IHI Stockholders and the IHI Option Holders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

       5.1 Representations and Warranties True at Closing. The representations and warranties of Kara contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

       5.2 Due Performance. Kara shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

       5.3     Officers' Certificate.  IHI, the IHI Stockholders and the
IHI Option Holders shall have been furnished with a certificate signed by the President of Kara, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Kara contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Kara, taken as a whole.

       5.4 Opinion of Counsel of Kara. IHI, the IHI Stockholders and the IHI Option Holders shall have received an opinion of counsel for Kara, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; (3) the shares of Kara to be issued to the IHI Stockholders under this Agreement will, when so issued, be validly issued, fully paid and non-assessable; and (4) the options of Kara to be exchanged with the IHI Option Holders shall deemed to be validly issued.

       5.5 Assets and Liabilities of Kara. Kara shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

       5.6 Resignation of Sole Director and Executive Officer and Designation of New Directors and Executive Officers. The present sole director and executive officer of Kara shall resign, and shall have designated nominees of IHI as directors and executive officers of Kara to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Kara, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

            5.7 Name Change of Kara. On Closing, the name of Kara shall be changed to International Heritage, Incorporated or such other name as the respective Boards of Directors of Kara and IHI shall determine, and David N. Nemelka, Jr., who is the sole director and executive officer of Kara, who owns approximately 88% of the outstanding voting securities of Kara, shall have adopted and ratified all required or necessary resolutions under the Nevada Revised Statutes to effect such name change.

                                 Section 6

                Conditions Precedent to Obligations of Kara

          All obligations of Kara under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

       6.1 Representations and Warranties True at Closing. The representations and warranties of IHI, the IHI Stockholders and the IHI Option Holders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

       6.2     Due Performance.  IHI, the IHI Stockholders and the IHI
Option Holders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

       6.3 Officers' Certificate. Kara shall have been furnished with a certificate signed by the President of IHI, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of IHI, the IHI Stockholders and the IHI Option Holders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of IHI, taken as a whole.

       6.4 Opinion of Counsel of IHI. Kara shall have received an opinion of counsel for IHI, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8; (3) the IHI Shares to be delivered to Kara under this Agreement will, when so delivered, have been validly issued, fully paid and non-assessable; and the IHI Options are validly issued.

       6.5 Books and Records. The IHI Stockholders, the IHI Option Holders or the Board of Directors of IHI shall have caused IHI to make available all books and records of IHI, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Kara at Closing.

       6.6 Acceptance by IHI Stockholders. The terms of this Agreement shall have been accepted by the IHI Stockholders who own not less than 80% of the IHI Shares by their execution and delivery of a copy of the Agreement and related instruments.

                                 Section 7

                                Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the sole director of Kara or IHI, the IHI Stockholders and the IHI Option Holders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Kara or IHI, the IHI Stockholders and the IHI Option Holders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in
Section 2.

                                 Section 8

                            General Provisions

       8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

       8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

       8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Kara:              55 West 200 North
                                   Provo, Utah 84601

               With a copy to:          Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah  84111

               If to IHI:               2626 Glenwood Avenue, Suite 200
                                   Raleigh, North Carolina 27608
                                   Attn:  Georgina Marie Mollick, Esq.
                                   Vice President, Legal Affairs

               If to the IHI Stockholders
               or IHI Option Holders:   To the addresses listed in Exhibits
A and A-1


       8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

       8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

       8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Agreement without the prior written consent of the other parties shall be void.

       8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              KARA INTERNATIONAL, INC.


Date: 3/5/98                  By/s/ David N. Nemelka, Jr.
                              David N. Nemelka, Jr., President


                              INTERNATIONAL HERITAGE, INC.


Date: 3/6/98                  By/s/Stanley H. Van Etten
                              Stanley H. Van Etten, President

                    COUNTERPART SIGNATURE PAGE

                       AGREEMENT AND PLAN OF REORGANIZATION

     This Counterpart Signature Page for that certain Agreement and Plan of Reorganization (the "Agreement") dated as of the 23rd day of February, 1998, among Kara International, Inc., a Nevada corporation ("Kara"); International Heritage, Inc., a North Carolina corporation ("IHI"); and the persons listed in Exhibits A and A-1 hereof who are respectively the owners of record of all of the outstanding common stock and certain option holders who own rights to acquire common stock of IHI who are signatories thereto is executed by the undersigned, an IHI Stockholder or IHI Option Holder, as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.

NAME                                    DATE

/s/ Acme Holdings                            2/28/98
/s/ David P. Accurso                         2/26/98
/s/ Lorraine Lee Allen                        3/5/98
/s/ Advance Equities                          3/2/98
/s/ Frank Wesley Alexander                    3/2/98
/s/ Richard Anderson                          3/5/98
/s/ Jeff Ayersman                             3/3/98
/s/ George B. Bain                            3/2/98
/s/ Judith Paige Bankston                     3/2/98
/s/ Michael D. Batchelor &
     Eugenia M. Batchelor (JTROS)            2/26/98
/s/ Bobbie Lee Baer                           3/3/98
/s/ Gary L. and Valorie R. Bisbey (JTRS)     2/27/98
/s/ William Allison Blackman                 2/25/98
/s/ Faiger M. Blackwell                       3/4/98
/s/ James L. Blackwelder/Nina L.
     Blackwelder (JTRS)                      2/26/98
/s/ Ray Boudreaux                            2/25/98
/s/ Paul Bourque                             2/25/98
/s/ Carroll J. Boutte III                    2/25/98
/s/ Chris S. Brackett                         3/5/98
/s/ Dennis E. & Linda C. Brackett             3/5/98
/s/ Stephen E. Brackett                       3/5/98
/s/ Darin Brewer/Jennifer Brewer              3/2/98
/s/ William J. Brewer                         3/6/98
/s/ Bobby Wreen Bristow                      2/25/98
/s/ Bobby W. & Shirley E. Bristow (JTRS)     2/25/98
/s/ Charles H. Brock                          3/4/98
/s/ Steven & Kim Brown (JTRS)                2/27/98
/s/ John B. Buhrman                           3/2/98
/s/ Patricia Cain Buhrman                     3/4/98
/s/ Kathleen Hellen Caldwell                  3/3/98
/s/ Melissa A. Caldwell                      2/25/98
/s/ Muriel Kathleen Caldwell                  3/3/98
/s/ Enrico Victor Cannella and
     Vicki W. Cannella (JTRS)                2/25/98
/s/ David Matthew Canning                     3/3/98
/s/ Michael F. Canning, Jr.                   3/3/98
/s/ Lawrence A. Canning                       3/3/98
/s/ Neva Marie Canning                       2/28/98
/s/ Neva Marie Canning/Freeland R.
     Goldammer (JTRS)                        2/28/98
/s/ Capital Financial Dynamics Group          3/5/98
/s/ Luke J. Carline                          2/25/98
/s/ Ronald W. & Brenda G. Cassese             3/4/98
/s/ H. Russell Caston                        2/27/98
/s/ Robert L. Chalmers                        3/3/98
/s/ Nick Collias                              3/3/98
/s/ Edgar Collins                             3/3/98
/s/ Philip A. & Kathryn C. Crist (JTWRS)      3/2/98
/s/ Thomas S. Cromer & Betty Jean (JTRS)      3/1/98
/s/ Donald E. Dawson                          3/3/98
/s/ Kay Wood Disman                          2/25/98
/s/ Edmund E. & Rosemarie J. Dreyer (JTRS)    3/4/98
/s/ Harvell Clay Duncan                       3/2/98
/s/ William Larry Duncan                      3/2/98
/s/ Dujay Living Trust 1994 (Patricia
     Ann Dujay, Trustee)                     2/27/98
/s/ Dorothy Grant Eaddy                      2/27/98
/s/ Evonne B. Eckenroth                       3/3/98
/s/ Charles C. Edmondson, Jr.                2/26/98
/s/ Dean Truitt Elliott                       3/3/98
/s/ Wendell D. & Jodie D. Elliott (JTRS)      3/3/98
/s/ Larry L. Ellis                            3/2/98
/s/ Charles Barron Elrod                     2/27/98
/s/ DeAnn Elrod                               3/3/98
/s/ David English, MD                        2/25/98
/s/ McCleldon Van Evans/Judith Ann
     Evans (JTRS)                            2/25/98
/s/ Etablissement Pour Le Placment Prive      3/2/98
/s/ David R. Fanning                         2/25/98
/s/ Carl Richard Fears                        3/2/98
/s/ Homer R. & Ruth J. Fears (JTRS)           3/2/98
/s/ Roger L. Flowers                          3/5/98
/s/ Roger Dale Gadd                          2/27/98
/s/ Charles C. Geoffroy                      2/25/98
/s/ Eric J. Geoffroy                         2/25/98
/s/ Lloyd Geoffroy, Jr.                      2/25/98
/s/ Gold Raven, Inc.                         2/27/98
/s/ Edward Grant/Bernadett Grant (JTRS)      2/27/98
/s/ Dwight D. Hallman/Jennifer J. Hallman
    (JTRS)                                   2/26/98
/s/ Norma Hamilton                           2/28/98
/s/ Frank S. Hart                             3/3/98
/s/ Joyce M. Hatley                          2/26/98
/s/ Kenny Kawkins                             3/5/98
/s/ Reine R. and David Hemelright (JTRS)      3/3/98
/s/ Randy C. Herrin                          2/26/98
/s/ Jeffrey L. Hooks                          3/3/98
/s/ Ronald Franklin Hopson                   2/25/98
/s/ Paul Hoyle                                3/2/98
/s/ John F. Hudson & Margaret H. Hudson
    (JTRS)                                   2/25/98
/s/ Freddie Walton Huffman & Susan
     Diane Huffman, JTRS                     2/27/98
/s/ Richard A. Hungate                       2/26/98
/s/ Imperial Management Fund                  3/3/98
/s/ Infinity Marketing                       2/26/98
/s/ Joe Ingram                               2/25/98
/s/ Frances Kathy Isbell                      3/3/98
/s/ Jade Resources Institute                 2/25/98
/s/ Diane B. James                            3/4/98
/s/ Bruce W. Jones                           2/25/98
/s/ Kevin D. Jones                            3/4/98
/s/ Helen W. Kennedy                          3/6/98
/s/ Johnny R. Kennedy, Sr.                    3/6/98
/s/ Frederick Michael Kennel                 2/25/98
/s/ Hans Friedrich Kennel                    2/25/98
/s/ Sean Kilmartin                           2/25/98
/s/ Jimmie D. & Portia G. Knowles (JTRS)      3/5/98
/s/ Norman Kornfeld                           3/3/98
/s/ Ricki Lagle                               3/3/98
/s/ Michael LaRocco                          2/28/98
/s/ Michael Lawrence                         3/3/98
/s/ Leisure Time Rentals & Mgmt, Inc.        3/3/98
/s/ Kathleen Canning Leone                  2/25/98
/s/ Benjamin F. Lewis                        3/2/98
/s/ Marian Lewis                            2/27/98
/s/ Jeff Majewski                           2/26/98
/s/ Philip Andre Martin                      3/5/98
/s/ Robert Matera                            3/5/98
/s/ The Eddie L. Mattox Irrevocable Trust   2/26/98
/s/ Conda McCall                             3/3/98
/s/ Robin K. Savage McDaniel                2/26/98
/s/ Braxton F. Mettitt                       3/5/98
/s/ Egbert L. Ming                           3/3/98
/s/ Norbert L. Ming & Patricia A. Ming (JTRS)3/3/98
/s/ Melvola J. Mitchell                     2/25/98
/s/ Charles T. & Rachel E. Moore (JTRS)     2/26/98
/s/ Dr. William A. Myers III                 3/5/98
/s/ Ray & Joanne Norville (JTRS)            2/25/98
/s/ Darrell Murray Olinger                  2/27/98
/s/ Jerry D. Phillips                       2/27/98
/s/ Harold Walter Queen                      3/2/98
/s/ Harold W. & Linda W. Queen (JTRS)       2/25/98
/s/ Robert A. Reckenbeil                     3/1/98
/s/ James Reynolds                           3/5/98
/s/ Larry J. Rikard                         2/26/98
/s/ Clotilda Rodgers                         3/2/98
/s/ Barbara M. Romero                       2/26/98
/s/ Fannie Lenora Ross                       3/2/98
/s/ Dr. T. Martin Runion &/or
     Nina W. Runion (JTRS)                   3/2/98
/s/ Rebecca G. Rushing                      2/25/98
/s/ SPS Investments                          3/4/98
/s/ Tracy E. Sabates                        2/26/98
/s/ Samuel Barron Saxon                      3/3/98
/s/ Claude W. Savage, Jr.                   2/26/98
/s/ Claude W. Savage                        2/26/98
/s/ Patricia S. Schnell                      3/2/98
/s/ Douglas Rene Schexnayder                2/25/98
/s/ Cornelius Sexton                         3/2/98
/s/ Sheehan & Associates Profit Sharing Trust
     91-1670713                             2/27/98
/s/ James Ronnie Sherrill-Sylvia Mann
     Sherrill (JTRS)                        2/28/98
/s/ (Walter R. Siemian) Walter Siemian)      3/2/98
/s/ Daniel Simonson/Judy Simonson, JWROS    2/26/98
/s/ Lynn and Eunice Simonson, JWROS         2/25/98
/s/ Fred B. Smith & Associates               3/4/98
/s/ Joseph Smith                             3/2/98
/s/ Richard Blaine Smith                    2/26/98
/s/ Ann M. Smoak                             3/2/98
/s/ Joe F. Spoon                            2/25/98
/s/ Jerry D./Doretha P. Staley              2/25/98
/s/ Steven E. & Nanette N. Taitt (JTRS)     2/26/98
/s/ Betty Jean H. Taylor                     3/3/98
/s/ Craig M. Taylor                         2/26/98
/s/ David J. Thurlow                        2/25/98
/s/ David Lane Tillman                       3/2/98
/s/ To the Top We Go, Inc.   John Brothers  2/25/98
/s/ Glenn R. Turner                         2/25/98
/s/ Stanley H. Van Etten                     3/2/98
/s/ Aubrey L. & Brenda S. Vincent (JTRS)    2/25/98
/s/ Brian D. & Debra J. Waite (JTRS)        2/25/98
/s/ Calvin Michael Ward                      3/4/98
/s/ Keith & Kelly Wasinger                   3/1/98
/s/ Jack E. Weatherly                        3/4/98
/s/ Charles E. White, Sr./Patricia J. White  3/3/98
/s/ Kenneth W. Wilkinson & Helen
     W. Wilkinson (JTRS)                    2/25/98

AGREEMENT AND PLAN OF REORGANIZATION
COUNTERPART SIGNATURE PAGE

     This Counterpart Signature Page for that certain Agreement and Plan of Reorganization (the "Agreement") dated as of the 23rd day of February, 1998, among Kara International, Inc., a Nevada corporation ("Kara"); International Heritage, Inc., a North Carolina corporation ("IHI"); and the persons listed in Exhibits A and A-1 hereof who are respectively the owners of record of all of the outstanding common stock and certain option holders who own rights to acquire common stock of IHI who are signatories thereto is executed by the undersigned, an IHI Stockholder or IHI Option Holder, as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.

OPTIONEES                               DATE

/s/ Barbara A. Anderson                      2/25/98
/s/ Gary Anderson                            2/25/98
/s/ Imperial Management Fund                  3/3/98
/s/ Mayflower Venture Capital Fund, LLC       3/5/98
/s/ Dale Nelson                               3/4/98
/s/ Claude W. Savage                          3/2/98
/s/ Stanley Howland Van Etten                 3/5/98
/s/ Stanley Leroy Van Etten                   3/2/98
/s/ Tom Van Etten                             3/3/98
/s/ John Van Etten                            3/6/98

                                 EXHIBIT A


          The attached list outlines the persons or entities who own common
shares of IHI.   Each person or entity who is an  accredited investor  and who executes and delivers a copy of the Plan will receive three shares of Kara for each one share that they own of IHI.

International Heritage, Inc Shareholders 2/23/98
SHAREHOLDER NAME              ADDRESS                   TOTAL SHARES
Accurso David P.              1070 St. George Rd.          7,500
                              Merritt Island, FL 32952

Acme Holdings                 P. O. box 12595            379,375
(Barry Ackel)                 Alexandria, LA 71315
72-9405092

Advance Equities              P. O. Box 1418             206,400
Jimmy Aymond                  Winnfield, LA 71483
###-##-####

Alexander Frank Wesley        P. O. Box 56                   750
                              Union, SC 29379

Allen Lorraine Lee            1015 Old Metairie Place      3,750
                              Metairie, LA 70001

Alvord Rodney Dean            9216 NE 148th Court M101     7,500
                              Bothell, WA 98011

Anderson Richard              1568 Little Cove Road          375
                              Owens Cross Road, AL 35763

Associated International Marketing, Inc.                  45,000
Johnston, Samuel W. & Carolyn III
                              1915 NW 13th Street
                              Gainesville, FL 32609

Ayersman Jeff                 1401-G Diggs Drive             750
                              Raleigh, NC 27603

Baer Bobbie Lee               208 Melody Lane              1,500
###-##-####                   Greenwood, SC 29649

Bain George B.                4600 Big Tree Way 10-P      45,000
###-##-####                   Greensboro, NC 27406

Bankston Paige                395 Co. Rd. 580              1,500
                              Courtland, AL 35618

Batchelor Michael D & Eugenia M                           45,000
###-##-#### ###-##-####       603 Gardendale
                              Quincy, Il 62301

Bisbey Gary Lee & Valerie     2954 S. Skagit Highway       4,500
                              Sedro Woolley, WA 98294

Blackman William A            3508 Baltusrol Ct           46,875
###-##-####                   Clayton, NC 27520


Blackwelder James P & Nina L, JWROS 715 Crestmont Drive   46,125
###-##-####  ###-##-####            Concord, NC 28025

Blackwell Faiger M            P.O. Box 2828               22,500
                              Burlington, NC 27216

Boudreaux Ray Paul            P.O. Box 53995                 375
###-##-####                   Lafayette, LA 70505
                              3502 L Theriot Rd
                              New Iberia, LA 70560

Bourque Paul                  8004 Jackie Street           4,500
###-##-####                   New Iberia, LA 70560

Boutte Caroll Joseph III      7100 Leleux Rd. Lot 14         750
###-##-####                   New Iberia, LA 70560

Brackett Chris S              4731 Rounding Run Rd        45,000
###-##-####                   Charlotte, NC 28277

Brackett Dennis E & Linda C   2335 Fairfax Drive          45,000
244-56-761 ###-##-####        Gastonia, NC 28054

Brackett Stephen E            518 Brook Forest Drive      45,000
                              Belmont, NC 28012

Brewer  Darin & Jennifer      2410 Francis Rd              4,500
###-##-#### ###-##-####       Mt Vernon, WA 98273

Brewer William                Route 3 Box 1065             3,750
                              Manning, SC 29102

Bristow Bobby Wrenn           2137 Crosby Drive            1,500
###-##-####                   Burlington, NC 27215

Bristow Bobby W & Shirley E   2137 Crosby Drive           45,000
###-##-#### ###-##-####       Burlington NC 27215

Brock Charles H               P.O. Box 42054                 750
                              Fayetteville, NC 28309

Broughton Deborah A           499 Gambellville Rd RR #2   15,000
                              Cambeliville, Ontario,
                              Canada LOP 1BO

Brown Steven & Kim            216 Sunray Lane             12,500
                              Sunnyvale, TX 75182

Buhrman John                  113 Main Street             22,500
###-##-####                   Blythewood, SC 29016

Buhrman Patricia              113 Main Street             22,500
                              Blythewood, SC 29016

Caldwell Kathleen Helen       4826 S. 8th Street           1,500
###-##-####                   Arlington, VA 22204

Caldwell Melissa Aine         4846 8th Street S.             750
                              Arlington, VA 2220

Caldwell Muriel Kathleen      4846 8th Street S              750
                              Arlington, VA 22204

Cannella Enrico Victor        4207 Earl Drive              7,500
###-##-####                   Alexandria, LA 71303

Canning David Matthew         307 Yoakum Pkwy #714         3,750
                              Alexandria, VA 22304

Canning Lawrence A            691 L Houston St               750
###-##-####                   Atlanta, GA 30312

Canning, Jr Michael Francis   1570 Fallowfield Ct         28,500
###-##-####                   Crofton, MA 21114

Canning Neva Marie            307 Yoakum Pkwy #714        45,000
                              Alexandria, VA 22304

Canning Neva Marie & Goldammer307 Yoakum Pkwy #714         3,750
        Freeland R            Alexandria, VA 22304

Capital Dynamics Financial Group 409 Jackson Park Rd     419,250
Rodgers IDerrick L               Kannapolis, NC 28083

Carline Luke J                525 Fontelieu Drive            450
                              New Iberia, LA 70560

Cassese Ronald W & Brenda     5805 Cold Harbor Dr        101,250
###-##-####                   Greensboro, NC 27410

Central Welding & Industriai Supply 1510 Hawkins Ave       1,875
(Tommy C. Mann, Jr.)                Sanford, NC 27330
56-0894511

Caston H. Russell             103 S. Boyce St                750
###-##-####                   Union, SC 29379

Chalmers Robert L             c/o International Heritage
                              of Can                      45,000
###-##-####                   2800 Skymark Plaza
                              Suite #33
                              Mississauga, Ontario L4W 5A6

Collias Nick                  6601 Sharon Hills Drive    135,000
                              Charlotte, NC 28210

Collins  Edgar                128OO Laurens Ridge # 1213   45,000
                              Charlotte, NC 28273-4737
Cranford Karen                1804 Arbor Way                1,875
###-##-####                   Albermarle, NC 28001

Crist Kathryn C               4729 Squaw Valley Ct          9,375
###-##-####                   Glen Allen, VA 23060

Cromer Jr Thomas S & Betty J  212 Quail Run Circle          1,500
###-##-#### ###-##-####       Fountain, SC 29644

Dawson Donald E               P.O. Box 861                  3,750
###-##-####                   Mt Pleasant, SC 29465

Disrnan Kay Wood              P.O. Box 12114               90,000
464484899                     Alexandria, LA 71315

Dreyer  Edmund 8 Rosemarie    1428 NW 50th Terrace          3,750
                              Gainesville, FL 32605

Dujay Living Trust of 1994    120 Hudson Lane               3,750
(Patricia Ann Dujay, Trustee) Pineville, LA 71360

Duncan  Harvell Clay          421 Jackson Street S. E.      1,500
###-##-####                   Decatur, AL 35601-3005

Duncan  William Larry         8211 Stephanie Drive            375
                              Huntsville, AL 35802

Dunlap Burl & Becky           2514 Willena Drive            1,500
###-##-#### ###-##-####       Huntsville, AL 35803

Eaddy Dorothy Grant           P.O. Box 1828                 2,250
###-##-####                   Murrells Inlet, SC 29576

Eckenroth Evonne B            5840 Rock Springs Circle    262,500
                              Buford, GA 30518

Edmondson Jr Charles Campbell 1233 Hawthome Rd              7,500
###-##-####                   Lancaster, SC 29720

Elliot  Dean Truitt           2156 Hwy 521 Bypass S.       28,125
###-##-####                   Lancaster, SC 29720

Elliot Wendel D & Jodie C     P.O. Box 2167               102,375
###-##-#### ###-##-####       Lancaster, SC 29721

Ellis Larry L                 8509 Mann's Loop Rd         187,500
                              Apex, NC 27502

Elrod Charles Barron          200 Partridge Rd                750
###-##-####                   Union, SC 29379

Irod DeAnne                   101 River Bluff Ct              750
###-##-####                   Columbia, SC 29210

English M.D. David            202 Auburn Ave              37,500
                              Auburn, WA 98002

Etablissement Pour le Placement Prive 128 Mount Street    50,000
                                      London W1Y 5HA
                                      United Kingdom

Evans McCleldon & Judith      2923 Chaville                2,250
                              Cypress, TX 77429

Fanning David R               170 Old Baptist Rd           3,750
###-##-####                   Ardmore, TN 38449

Fears Carl Richard            141 County Lake Rd           5,250
###-##-####                   New Market, AL 35761

Fears Homer R & Ruth J        119 County Lake Rd           1,500
                              New Market, AL 35761

Flowers Roger                 US 15 North                  3,750
                              Summerton, SC 29148

Forbis Jr Clinton S & Lavada P P.O. Box 111               18,750
###-##-#### ###-##-####        Kannapolis, NC 28082

Gadd Roger Dale               567 Gatsby Place            37,500
###-##-####                   Concord, NC 28027

Gee Peter                     69 Elm Court                   750
                              Kennesaw, GA 30144

Geoffroy Charles C            1709 E. Saint Peter St.      3,375
###-##-####                   New Iberia, LA 70560

Geoffroy Eric J               1709 E. Saint Peter St.      3,375
###-##-####                   New Iberia, LA 70560

Geoffroy, Jr Lloyd            1709 E. Saint Peter St.      4,500
###-##-####                   New Iberia, LA 70560

Giles John H                  7575 Delk Rd #11 30C           750
###-##-####                   Marietta, GA 30067

Gold Raven, Inc               5698-C Strawberry Hill Drive37,500
(TWAlred, Jr.)                Charlotte, NC 28211

Gore Patricia A               1800 N Normandie Ave #304      225
                              Los Angeles, CA 90027

Grant Edward & Bernadett      P.O. Box 543                 7,500
                              Murrells Inlet, SC 29576

Guerard Jane                  1264 S. Barksdale Rd
###-##-####                   Mt Pleasant, SC 29464
sold 3,750 to Donald E Dawson

Hallman Dwight & Jennifer     3609 Satellite Court        93,750
                              Raleigh, NC 27604

Hamilton Norma                2057 Wood Lawn Drive           750
                              Huntsville, AL 35802

Hart Frank S                  P.O. Box 12310               3,750
###-##-####                   Columbia, SC 29211

Harrell Bemard A.             5805 Wnthrop Drive           1,875
                              Raleigh, NC 27612

Hatley Joyce M                31 Hillcreek Boulevard       3,000
                              Charleston, SC 29412

Hawkins Kenneth A             605 Germantown Rd            1,875
                              Raleigh, NC 27607

Hemelright Reine R & David    3602 Holland Trail           1,500
###-##-#### ###-##-####       Lenoir City, TN 37772

Herrin Randy                  32672 Millingport Rd         1,875
                              New London, NC 28127

Hines Kenneth R               3443 Sherbrook Drive         1,500
                              Uniontown, OH 44685

Holt David A & Kathy J        2114 Mosier Rd               4,500
###-##-#### ###-##-####       Sedro Woolley, WA 98284

Hooks Jeffrey L               118 Birklands Drive         93,750
                              Cary, NC 27511

Hopson Ronald Franklin        1304 Sheffeld Drive          1,500
###-##-####                   Florence, SC 29505

Hoyle Paul                    406 Holly Hill Ln           45,000
###-##-####                   Burlington, NC 27215

Hudson John F & Margaret H    774 Octavia St              22,500
###-##-#### ###-##-####       Concord, NC 28025

Huffman Freddie Walton        535 Sharon Lane              1,875
###-##-####                   Alexandria, LA 71303

Hungate Richard A             10805 Canaan Valiey Ct     140,625
###-##-####                   Glen Allen, VA 23060

Imperial Management Fund      435 East North St, Ste 354 686,250
Larry G Smith 57-9407968      Greenville, SC 29615
(formerly Omega Leasing)

Infinity Marketing            125 Michli Rd                3,000
Sims Douglas L                Madison, AL 35758
###-##-####

Ingram Joe                    P.O. Box 237                 1,875
                              Tioga, LA 71477

Isbell Frances Kathy          109 Hazel Trace              7,500
###-##-####                   Hazel Green, AL 35750

Jade Resource Institute       103 Ansley Ct               37,500
Kathleen Illian               Coreer, SC 29650
###-##-####

James Diane B                 2 Wild Partridge Ct         37,500
###-##-####                   Greensboro, NC 27455

Johnson Wesley Hunt           3305 Derrualt Drive          7,500
                              Greensboro, NC 27410

Jones Bruce W                 1110 Koulee Drive            3,750
                              Lafayette, LA 70578

Edward D. Jon FBO: Joe Oscar Matthews 201 Progress Pkwy      750
Tax ID 43-034 Cust. No.000-00002-0-8  Maryland Heights, MO 63043
Cusip No. 459641-10-6

Jones James & Catherine       201 Third St                 2,250
###-##-#### ###-##-####       Jonesville, LA 71343

Jones Kathi Jean              913 Park Rd
 *sold 525 to W. Wasinger     Rose Hill, KS 67133

Jones Kevin                   2212 Millpine Drive        10
###-##-####                   Raleigh, NC 27614

Kennedy Helen W               5136 JRK Drive                 750
                              Durham, NC 27705

Kennedy Sr Johnny R           5136 JRK Drive               1,500
                              Durham, NC 27705

Kennedy Michael J             860 Apricot Drive Apt A      1,875
                              Campbell, CA 95008

Kennel Frederick Michael      605 Douglas Lane             5,250
###-##-####                   Huntsville, AL 35801

Kennel Hans Friedrich         605 Douglas Lane             5,250
###-##-####                   Huntsville, AL 35801

Kilmartin Sean                9651 Sweet Cedar Lane        3,750
                              Charlotte, NC 28210

Kornfeld Norman               201 Center Street, Box 30   60,000
                              Val Marie, SK SON 2TO
                              Canada

Knowles Jimmie D & Portia G   105 Beechtree              497,925
                              Apex, NC 27502

Lagle Rickie                  309 Turrentine Church Rd    22,500
###-##-####                   Mocksville, NC 27028

Landry Anthony                123 Braken Ridge Apt 336 A   2,250
                              San Antonio, TX 88209

LaRocco Michael               8 Woodlawn Green Suite 150  22,500
###-##-####                   Charlotte, NC 28217

Lawrence Michael              105 Cat-Cay Court           15,000
                              Atlanta GA 30350

Leisure Time Rentals & Mgmt   P.O. Box 582                45,000
(Bill Griffin) ###-##-####    N. Myrtle Beach SC 29597

Leone Kathleen Canning        173 Top Sail Rd                750
###-##-####                   N. Top Sail Beach, NC 28460

Leventhal Jerome V & Sandra Y 20501 Ventura Blvd Ste 190   3,750
###-##-#### ###-##-####       Woodland Hills, CA 91364

Lewis Benjamin F              106 Devon Park               7,500
###-##-####                   Greenwood, SC 29649

Lewis David J & Patsy B       805 Mitchell Rd                375
                              Jacksonville, NC 28504

Lewis Marian                  Route 12, Box 399              750
                              Lake City, FL 32025-8108

Little Huston Allen           36457 Carter Rd                750
                              New London, NC 28127

Lovelace Art                  8400 S. Schneider Rd         3,750
###-##-####                   Camby, OR 97013

Lucas James LeRoyal           2700 Rockwell Rd             1,125
###-##-####                   Rockwell, NC 28138

Macklin Sherry T              12029 Comenche Trail           863
                              Huntsville, AL 35803

Majewski Jeff                 4011 Atlantic Avenue        25,000
                              Raleigh, NC 27604

Martin Philip Andre           118-Conque Drive             7,500
###-##-####                   Lafayette, LA 70506

Matera Robert W               710 West Ave                 1,500
###-##-####                   Ocean City, NJ 08226

Mattox Eddie L. Irrevocable Trust 3286 Highway 160 West   45,000
                                  Fort Mill, SC 29715

McCall Conda                  P.O. Box 602                45,000
                              Cashiers, NC 28717

McCollum-Shelton Anita        205 Beech Lane               1,500
                              Madison, W1 25130

McDaniel Air Conditioning &   915 N. San Jacinto          18,750
Heating, Inc.                 Cleveland, TX 77327
76-0048615

McDaniel Robin K Savage       106 Benbow Lane             37,500
                              Charlotte, NC 28214

Merritt Braxton               6010 Bush Rd               180,000
                              Brown Summit, NC 27214

Ming Egbert Louis             921 1/2 Eleanor Street      63,750
                              New Orleans, LA 70115

Ming Norbert Louis            4736 Wingrove Blvd          18,750
                              Orlando, FL 32819

Mitchell Marc Homer           4806 Fountain Ave            2,025
###-##-####                   Los Angeles, CA 90029

Mitchell Melvola J            P.O. Box 41                  2,250
###-##-####                   Cade, LA 70519

Moore Charles T & Rachel E    711 Crestmont Drive            750
                              Concord, NC 28025

Morgan Benny G & Martha N     932 Brintonial Way             750
###-##-#### ###-##-####       Winston-Salem, NC 27104

Myers III William A           1791 Dunbarton Drive         7,500
###-##-####                   Charleston, SC 29407

Neil John Bell                804 MacSherry Drive          2,250
                              Arnold, MD 21012

Newman David & Leslie Family  20501 Ventura Blvd #190       3,750
###-##-####    Trust          Woodland Hills, CA 91364

Norville Ray & Joanne         Rt 2 Box 16                 22,500
                              Old Gilbert Town Rd
                              Rutherfordton, NC 28134

Oakley Elizabeth M            2116 Front St D-3             1,500
###-##-####                   Durham, NC 27705

Olinger Darrell Murray        6654 Lower Lake Drive         7,500
                              Westerville, OH 43082

Ostrander Burch & Company, Inc3605 Glenwood Ave Ste 510     7,500
(Craig C Ostrander)           Raleigh, NC 27622

Pastore Mario                 14 Orchard Street            22,500
###-##-####                   Mt Vernon, NY 10552

Phillips Terry D              1051 Darlene St              52,500
###-##-####                   Palmyra, PA 17078

Queen Harold W & Linda W      606 Newbern Court            45,000
###-##-#### ###-##-####       Burlington, NC 27215

Queen Harold Walter           606 Newbem Court                825
###-##-####                   Burlington, NC 27215

Reckenbeil Robert A           7101 Winding Way              3,750
###-##-####                   Wake Forest NC 27587

Reynolds Charles O & Deborah  718 Ideal Drive                 375
                              Concord, NC 28025

Reynolds James R              360 Barbara Street           30,000
                              Landisville, PA 17538

Rikard Larry J                201 Elam Rd                  22,500
###-##-####                   Lawndale, NC 28090

Rodgers Clotilda W            4326 Chilton Way             45,000
###-##-####                   High Point, NC 27265

Romero Barbara M              504 East Third Street           750
                              Broussard, LA 70518

Ross Fannie Lenora            26118 NW CR 239               6,000
###-##-####                   Alachua, FL 32615

Rourk Helen G                 4810 Cameilla Drive           3,000
                              Myrtle Beach, SC 29577

Runion Dr Martin & Nina W     50 Tradd Rd                 198,750
###-##-####                   Georgetown, SC 29440

Rushing Rebecca G             313 Calypso Lane                375
                              Lafayette LA 70508

Sabastes Tracy E              106 Benbow Lane              37,500
                              Charlotte, NC 28214


Sardinas Karen Elaine         26514 NW 98th Street          1,500
###-##-####                   Alachua, FL 32615

Savage Claude W               106 Benbow Lane             597,750
                              Charlotte, NC 28214

Savage Jr Claude W (Chris)    106 Benbow Lane              37,500
                              Charlotte, NC 28214

Saxon Samuel Barron           119 Sherwood Lane             1,125
                              Greenwood, SC 29649

Schexnayder Douglas Rene      1505 Dehart Street Apt D      2,400
                              New Iberia, LA 70560

Schnell Patricia S            1931 NW 32nd Terrace          3,750
###-##-####                   Gainesville, FL 32605

Sexton Comelius               6916 Chamonix Place           1,500
###-##-####                   Raleigh, NC 27613

Sheehan Jeffrey               4 Elm Creek Drive Apt 506    15,000
                              Elmhurst, IL 60126

Sherrill James R & Sylvia M   722 Sherwin Lane             22,500
                              Concord, NC 28025

Sidden Bobby Dean             225 Collins Rd                7,500
###-##-####                   China Grove, NC 28023

Siemian Walter                9513 Lavill Ct                7,500
###-##-####                   Windermere, FL 34786

Simonson Daniel & Judy JWROS  HC 61 Box 23B                12,500
                              Loring, MT 59537

Simonson Lynn & Eunice JWROS  HC 74 Box 200                12,500
                              Saco, MT 59261

Skidmore Eric O & Trina C     904 Lafayette Drive           3,000
###-##-#### ###-##-####       Albermarle, NC 28001

Fred B. Smith Assoc.          3009 Vanderbilt Dr #28      206,400
                              Huntsville, AL 35801

Smith Joseph                  1608 Nella Drive                750
                              Athens, AL 35611

Smith Lawrence L & Dorothy    1123 NW 107th Terrace         3,750
                              Gainesville, FL 32606

Smith Richard Blaine          2103 Cottage Place            1,500
                              Greensboro, NC 27458

Smoak Ann M                   927 Portabella Lane           3,000
                              Charleston, SC 29412

Snyder Donald & Patricia      P.O. Box 276                  4,500
###-##-#### ###-##-####       Clear Lake, WA 98235
(Patricia Van De Grift)

Spoon Joe F                   2124 Crescent Drive          22,500
###-##-####                   Graham, NC 27253

SPS Investments               4201 Congress St. Suite 350 150,000
John D. Phillip               Charlotte, NC 28209

Staley Jerry D & Dorothea P.  4805 Woodcock Dr              3,750
###-##-#### ###-##-####       Greensboro, NC 27406

Starnes Rhett M               39 Willow Creek Court         1,125
                              Baltimore, MD 21234

Strauss Gregg                 110 Rabbit Run Rd               750
                              Sewell, NJ 08080

Stewart Mollie M              P.O. Box 130                  1,500
                              Valhermasa Sprgs, AL 35775

Stewart Mollie M &            P.O. Box 130                    750
      Pharaoh H. Smith        Valhermasa Sprgs, AL 35775

Taitt Steven E & Nanette N    1020 S. Williamson Ave       22,500
###-##-#### ###-##-####       Elon College, NC 27244

Taylor Betty Jean H           P.O. Box 547                  1,500
###-##-####                   Ardmore, TN 38449

Taylor Craig                  11317 Snap Finger Drive         750
                              Charlotte, NC 28277

Teal Dorothy                  46 Turquoise Way              1,125
###-##-####                   Eustis, FL 32726

Thomas Jr Bradley Reed        4432 McCart Ave                 750
###-##-####                   Ft. Worth, TX 76115

Thomas Joel Daniel            2451 Cumberland Pkwy            750
###-##-####                   Apt 3454
                              Atlanta, GA 30339

Thomas Mary H                 c/o Joanne Moorehead            750
                              300 Sunset Drive
                              Abbeville, SC 29620

Thomas Scot Rolland           2158 Cumberland Pkwy            750
256499951                     Suite 4106
                              Atlanta, GA 30339

Thurlow David J               1929 Lunar Lane               9,375
                              Wilmington, NC 28405

Thyfault Trust M&C            3716 Canal Blvd #C            1,500
                              Hays, KS 67601

Tillman David Lane            191 Calvert Rd                  750
                              Lacey's Spring, AL 35754

To the Top We Go, Inc         9416 Koupela Drive           82,500
(John D Brothers)             Raleigh, NC 27615

Turner Eric & Alfie           3059-A Von Steuben Place        375
###-##-####                   West Point, NY 10996

Turner Glenn R                103 Churchview Circle           750
###-##-####                   Toney, AL 35773

Turner Henry C & Winifred E   108 Nobleton Lane             3,000
###-##-#### ###-##-####       Huntsville, AL 35806

Vales John                    24525 Avenida de Marcia         150
                              Yorba Linda, CA 92687

Vales Recovable Living Trust  24525 Avenida de Marcia      18,750
(Nonelon Vales, Trustee)      Yorba Linda, CA 92687

Van Etten Stanley H           10504 Tredwood Drive        275,808
                              Raleigh, NC 27615

Vincent Aubrey L & Brenda S   215 Fisk Avenue               3,750
###-##-#### 467-944701        Brownwood, TX 76801

Waite Brian D & Debra J       P.O. Box 354                  4,500
###-##-#### ###-##-####       Clear Lake, WA 98235

Ward Calvin Michael           1807 Pisgah Church Rd       101,250
                              Greensboro, NC 27455

Wasinger Keith & Kelly        8810 W. 77th Street             525
                              Overland Park, KS 66204

Weatherly Jack F              4604-C Mercury Drive         45,000
###-##-####                   Greensboro, NC 27410

White Charles E & Patricia J  1132 Josephine Ct             3,750
###-##-#### ###-##-####       Sebring, FL 33872

Wilkinson Kenneth W & Helen W P.O. Box 1147                45,000
###-##-#### ###-##-####       Concord, NC 28026

Williams Martin               24588 Strand Drive            3,750
###-##-####                   Albermarle, NC 28001

Windscheffell Stephen         3001 Castle Court             1,875
###-##-####                   Salina, KS 67401
                                                        7,550,756

                                EXHIBIT A-1

                            IHI Option Holders

                    Number of IHI       Number of Kara
                     Options to be       Options to be     Change in
                      Received in         Received in    Option Exercise
Name  and Address      Exchange             Exchange         Price

Anderson, Barbara A.         2,000           2,000           None
P. O. Box 1622
Malta, MT 59538

Anderson, Gary               2,000           2,000           None
P. O. Box 1622
Malta, MT 59538


Imperial Management Fund 1,350,000       1,350,000           None
Larry G. Smith
2435 E. North Street,
Suite 354
Greenville, SC 29615

Mayflower Venture Capital  100,000         100,000           None
Fund, LLC
2626 Glenwood Avenue,
Suite 200
Raleigh, NC 27608

Nelson, Dale                18,128          18,128           None
P. O. Box 475
Shelby, MT 59474

Savage, Claude W.        1,350,000       1,350,000           None
106 Benbow Lane
Charlotte, NC 28214

Van Etten, Stanley H.    5,256,800       5,256,800           None
10504 Tredwood Drive
Raleigh, NC 27615

Van Etten, Stanley L.       62,500          62,500           None
Route 1 Box 75
Lawsonville, NC 27022

Van Etten, Tom             100,000         100,000           None
P. O. Box 688
Wilkesboro, NC 28697

Van Etten, John            100,000         100,000           None
144 Rusty Gans Drive
Panama City, FL 32408
                         8,341,428       8,341,428           None

                                 EXHIBIT B

                         KARA INTERNATIONAL, INC.

                           FINANCIAL STATEMENTS

                            FOR THE YEARS ENDED
                        DECEMBER 31, 1997 and 1996*

                          *Incorporated by Reference

                                 EXHIBIT C

          None.

                                 EXHIBIT D


                       INTERNATIONAL HERITAGE, INC.

               UNAUDITED BALANCE SHEET AND INCOME STATEMENT
                  FOR THE PERIOD ENDED DECEMBER 31, 1997*

                                    and

                   CONSOLIDATED FINANCIAL STATEMENTS AND
                    SUPPLEMENTAL INFORMATION FOR THE
                   YEAR ENDED DECEMBER 31, 1996 AND THE
                      PERIOD ENDED DECEMBER 31, 1995*

                *See Exhibit 19.1

                                 EXHIBIT E

         Litigation. IHI is party to various litigation which if determined adversely to IHI could have a material adverse effect on IHI's financial condition and results of operations. Such litigation includes but is not limited to the following: International Heritage, Inc. v. First Data Merchant Services Corporation, Unified Merchant Services, and Kelvin Carvana; 97 CVS 3683, Wake County Superior Court, Wake County, Raleigh, North Carolina. This action was initiated on March 27, 1997, in the Wake County Superior Court by IHI. Within its complaint, IHI alleged that the Defendants, First Data Merchant Services Corporation ("First Data") and Unified Merchant Services ("UMS") had breached a contract to provide credit card processing services to IHI. In addition, IHI alleged that all of the Defendants had defrauded IHI and committed unfair and deceptive trade practices as a result of the actions, in part, of the third Defendant, Kelvin Carvana, an agent of First Data and UMS. Because IHI alleged that First Data and UMS wrongfully held funds which belonged to IHI and had wrongfully breached the agreement with IHI, IHI sought and initially obtained a mandatory restraining order requiring First Data and UMS to continue with the credit card processing relationship with IHI so that it could avoid some anticipated damages as a result of the fraudulent and other wrongful acts of all of the Defendants. Because, in part, IHI was successful in obtaining new credit card processors, the mandatory restraining order has subsequently been lifted by the Court. IHI seeks damages from the Defendants in an amount in excess of $10,000 as well as the return of
approximately $1,000,000 wrongfully held by First Data and/or UMS.   In
February, 1988, First Data returned $830,000 to the Company. The return of these funds does not effect the Company's outstanding claims against First Data and the remaining defendants. Currently, no counterclaim has been asserted by any of the Defendants against IHI. Management believes that, because alternative credit card processors have been located by IHI, this matter will not have a significant adverse impact on IHI.

         International Heritage, Inc. v. Cedric Dobbins, individually and d/b/a CL Enterprises, et al., 97 CVS 07577, Wake County Superior Court, Wake County, Raleigh, North Carolina. This action was filed July 1, 1997 by IHI against four of its former employees and several other individuals and entities which, according to IHI, were the recipients of funds and personal property belonging to IHI wrongfully taken by one or more of the former employee defendants. The complaint alleges inter alia: wrongful taking, conversion, fraud and conspiracy to defraud. IHI requested a temporary restraining order and preliminary injunction to enjoin the defendants and their agents from disposing of the assets of IHI in their possession. The temporary restraining order was granted July 1, 1997 and an injunctive order was issued by the court July 7, 1997. IHI has recovered over $100,000 in cash and $35,000 in personal property and anticipates recovering (voluntarily) at least an additional $100,000 in cash and personal property.

         Donald L. Wilson v. International Heritage, Inc. 98 CVM00121, Wake County Small Calims Court, Wake County, Raleigh, North Carolina. This action was filed December 30, 1997 for money owed in the amount of $1,750. This matter was settled January, 1998.

        Erick S. Block and Tina Block v. International Heritage, Inc., 97CVS12302, Wake County Superior Court, Wake county, Raleigh, North Carolina. Complaint filed for breach of contract and failure to fulfill promises made in presentaions. An answer denying the claims was filed. Motion to Compel Respronses to Discovery for Eric S. Block and Tina Block was filed January 21, 1998.

        Lunde Development v. International Heritage, inc., Small Claim No. 7335, Vancouver, Washington. Complaint filed alleging failure to perform a contract for delvery of product. The Company filed an answer and request for dismissal for lack of jurisdiction February, 1998.

       Scrugs, Jordan, Dodd, Dodd & Thompson. P.A. v. Rex A. Howell and International Heritage. Incorporated, CV-98-36, Circuit Court for Dekalb County, Alabama. Plaintiffs in this action allege that Mr. Howell falsely made claims that the Plaintiff law firm had endorsed the International Heritage, Inc. ("IHI") marketing program in order to induce others to join IHI as sales representatives. The Plaintiffs are seeking to enjoin Mr. Howell from making fur her claims regarding the Plaintiff, to inform other IHI representatives of the same and for costs and Attorney's fees. The Company intends to vigorously defend this action, since such action by Mr. Howell is clearly a violation of the Company's policies and procedures governing the conduct of representatives.

        Principals of the Company have been, or currently are involved in legal proceedings as set forth below:

        Anthony J. and Deborah M. Vrsecky v. F. N. Wolf & Co.. Inc.. Franklin
N. Wolf. Stanley H. Van Etten John E. Dell and Darin Dowell, NASD arbitration, filed March 16, 1995. Mr. Van Etten, Chairman of the Board, President and Chief Executive Officer of the Company, was a respondent in this action. Mr. Van Etten answered the complaint denying all allegations. On February 5, 1996, this case was dismissed due to the bankruptcy petition filed by F. N. Wolf & Co., Inc. ("F. N. Wolf"). The claimants elected not to pursue their claim against the individual respondents and, hence, the action was dismissed against Mr. Van Etten and the other individuals named in the action as well.

        James and Selwvn Matthews v. F. N. Wolf & Co.. Inc.. Stanley H. Van Etten. John D. Brothers Franklin N. Wolf et. al., NASD arbitration, filed
August 15, 1994. Mr. Van Etten, Chairman of the Board, President and Chief Executive Officer and Mr. Brothers, Chief Operating Officer and Director of the Company were respondents in this action. Both Messrs. Van Etten and Brothers filed cross claims and third party claims along with their answers.
The claims were stayed as a result of other litigation which was subsequently settled and/or dismissed. The claimants were awarded a total of $87,750 of which F. N. Wolf was liable for $73,000 plus $6,750 in interest, $1,000 in costs and $5,000 in attorney's fees. F. N. Wolf subsequently filed bankruptcy. With respect to Mr. Van Etten, the arbitration panel made a finding that Mr.
Van Etten failed to supervise a registered representative and awarded the claimants $1,500. The claimants were also awarded $500 to be paid by Mr. Brothers who had served as a broker in the subject transactions. The cross-claims and third party claims filed by Messrs. Van Etten and Brothers, were dismissed. Both Messrs. Brothers and Van Etten deny the allegations against them but satisfied the awards to claimants in full.

        Fred A. Poovey v. F. N. Wolf & Co.. Inc. and John David Brothers, NASD arbitration filed February 23, 1994. Mr. Brothers, Chief Operating Officer and Director of the Company was a respondent in this action. Upon the filing of the bankruptcy petition by F. N. Wolf, this matter was dismissed and the claimant did not elect to pursue this matter against the individual respondent, Mr. Brothers. This matter was dismissed without any response or action in the case.

        Jerry W. Kapp. et. al. v. F. N. Wolf & Co.. Inc.. et. al., 93 CVS 02170, Wake County Superior Court; 93-207-CIV-5-BO, United States District Court for the Eastern District of North Carolina, Raleigh Division. This action was initiated on February 26, 1993, in the Wake County Superior Court. The Complaint was filed by Jerry W. Kapp against F. N. Wolf and Stanley H. Van Etten. The Plaintiff alleged that he had been damaged through the Defendant's sale of unregistered securities, market manipulation, and fraud in connection with the sale of securities in violation of the North Carolina Securities Act, as well as, through common law fraud, negligent misrepresentation and breach of an implied contract of good faith and fair dealing. The Complaint also sought to certify as a class, all North Carolina investors who purchased shares of Treats International Enterprises, Inc. from F. N. Wolf. Mr. Van Etten denied the allegations. Through an answer, cross claim and third party claim, Mr. Van Etten asserted claims against John E. Dell, Franklin N. Wolf, James R. Guntle, John Csenge and Richard T. Sullivan. Plaintiffs later join these parties as additional defendants as well. On August 24, 1994, F. N. Wolf filed for Chapter 11 Bankruptcy protection in the United States District Court for the Southern District of New York. Subsequently, the Plaintiffs were enjoined temporarily from prosecuting the* action provided that a disclosure statement was approved by the Bankruptcy Court and provided that a plan of reorganization was confirmed. This matter was tried in the Wake County Superior Court and on January 10, 1997, Mr. Dell and Mr. Wolf confessed judgment in open court and agreed to pay $2,000,000 to dismiss the case against Defendants Dell, Wolf, Guntle, Csenge and Sullivan. The Plaintiffs accepted the settlement with all the individual Defendants with the exception of Mr. Van Etten. The jury returned a verdict finding F. N. Wolf had violated G.S. 78A-12(a)(5) by creating a scheme for the purpose of manipulating the market in the sale of Treats stock for the purpose of defrauding investors and G.S. 78A-S(2) by knowingly making untrue statements of material facts or omissions. The jury found with respect to Mr. Van Etten, no liability on all counts.

        Theodore J. Kocak v. Mario Martinez. Claude W. Savage Richardo Vega and Also Trading Corp., Mecklenberg County, North Carolina, Superior Court Division, file number: 88-CVS-12287, entry of default and default judgment was entered against Claude W. Savage, Director, on January 19, 1989, for the sum of $49,000. This judgment was paid and satisfied February 28, 1997.

        Gary F. Huelter v. Claude Savage. Archie S. Cobb. Jr.. William C. Edward and Paulette Edwards. Mecklenberg County, North Carolina, District Court Division, file number 89 CVS 4922, entry of default and default judgment was entered against the defendants on October 9, 1990 for the sum of $86,257. Partial Satisfaction of Judgment was filed with respect to defendant Savage, Director of the Company, on February 26, 1997.

        Bryce H. Moore v. Claude W. Savage and Wilma Jean Savage, Mecklenberg County, North Carolina, Superior Court Division, file number: 89-CVS-11039, entry of default and default judgment was entered against the defendants, Claude W. Savage, Director, and his wife, jointly and severally, on June 1, 1990, in the amount of $31,430.15. This judgment was released and satisfied on February 28, 1997.

        Aubrey J. Elam v. Claude W. Savage, Mecklenberg County, North Carolina, Superior Court Division, file number 90-CVS-5232, involved claims for lease payments in connection with a lease dated November 25, 1991 between Claude W. Savage, Director, Aubrey J. Elam, Jr., Timothy A. Lowary and Lincoln National Life Insurance Company for property located at 4421 Stewart Andrew Boulevard, Charlotte, North Carolina. This matter was voluntarily dismissed with prejudice on February 27, 1997 upon settlement of this matter by the parties.

       Haywood Seafoods. Inc. V. Fish Farm. Inc., Mecklenberg County, North Carolina, Superior Court Division, file number 91-CVS-14468, default judgment was entered against the defendant, a corporation principally owned by Mr. Savage, Director, on July 8, 1992, for $24,902.67. This judgment was canceled February 28, 1997.

       Reid v. Hung. Maricopa County, Arizona, Superior Court Division, file number CV 96-16246, Mr. Reid, Vice President of Compliance filed an action against Raymond Hung, former president of Quorum International, Ltd. for slander. The suit seeks damages in excess of $10,000. This matter is currently pending.

       See Also the risk disclosures regarding the Company included in the Proxy Statement dated February 16, 1998 distributed to all Shareholders of Record.

                                 EXHIBIT F



Interwest Transfer
1981 East Murray-Holladay Road
Salt Lake City, Utah  84117

Kara International, Inc.
55 West 200 North
Provo, Utah  84601

Re:       Exchange of shares of International Heritage, Inc., a
          North Carolina corporation ("IHI"), for shares of Kara
          International, Inc., a Nevada corporation ("Kara or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, IHI, certain other stockholders and certain other option holders of IHI, and Kara, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to copies of the reports of Kara which have been filed with the Securities and Exchange
Commission under Section 15(d) of the 1934 Act during the past 12 months.   I
represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Kara had little, if any assets, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of IHI for shares of Kara results in a decrease in the actual percentage of ownership that my shares of IHI represented in IHI prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Kara is Pritchett, Siler & Hardy, P.C., Certified Public Accountants, 430 East 400 South, Salt Lake City, Utah 84111, Telephone (801) 328-2727; and that legal counsel for Kara is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Kara shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to IHI for use by Kara as they are made to induce you to issue me the shares of Kara under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Kara, all shares of Kara to be issued and delivered to me in exchange for my shares of IHI shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Kara will attempt to accommodate any stockholders' request where Kara views the request is made for valid business or personal reasons so long as in the sole discretion of Kara, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Kara.
          You are requested and instructed to issue a stock certificate as follows, to-wit:

          ________________________________________________________
          (Name(s) and Number of Shares)

          ________________________________________________________
          (Address)

          ________________________________________________________
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this ________ day of ____________________, 1998.

                              Very truly yours,


                              ______________________________________

                                EXHIBIT "A"


          "Accredited investor" shall mean any person who comes within any of the following categories, or whom the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

          (1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2)  Any private business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

          (6) Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.

                                EXHIBIT G

                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Kara International, Inc., a
Nevada corporation ("Kara"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Kara and International Heritage, Inc., a North Carolina corporation ("IHI"), and certain stockholders and certain option holders of IHI (the IHI Stockholders or the IHI Option Holders ):

          1. That he is the President of Kara and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to IHI and the IHI Stockholders or the IHI Option Holders.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Kara regarding the Plan:

              (i) All representations and warranties of Kara contained within the Plan are true and correct;

             (ii) Kara has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Kara as set forth in its financial statements for the periods ended December 31, 1997 and 1996, except as set forth in Exhibit C to the Plan.


                              KARA INTERNATIONAL, INC.


                                   By /s/ David N. Nemelka, Jr.
                                   David N. Nemelka, Jr., President

                                 EXHIBIT H


                    CERTIFICATE OF OFFICER PURSUANT TO

                   AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of International Heritage, Inc., a North Carolina corporation ("IHI"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between IHI, certain of its stockholders and certain option holders (the "IHI Stockholders" and the IHI Option Holders ) and Kara International, Inc., a Nevada corporation ("Kara"):

          1. That he is the President of IHI and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Kara.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of IHI contained within the Plan are true and correct;

             (ii) IHI has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of IHI as set forth in its unaudited balance sheet and income statement for the period ended December 31, 1997, and Consolidated Financial Statements and Supplemental Information for the Year Ended December 31, 1996, and the Period Ended December 31, 1995, except as set forth in Exhibit E to the Plan.


                              INTERNATIONAL HERITAGE,  INC.


                                    By /s/ Stanley H. Van Etten
                                    Stanley H. Van Etten, President